(Firm Letterhead)
October 23, 2017
Securities and Exchange Commission
Washington, D.C. 20549
Ladies and Gentlemen:
We were previously principal accountants for ClearBridge Aggressive Growth Fund, a series of the Legg Mason Partners Equity Trust (File No. 811-06444) (the "Fund") and, under the date of October 18, 2017, we reported on the financial statements of the Fund as of and for the year ended August 31, 2017. On August 14, 2017 we resigned at the request of the Fund, upon completion of the audit of the Fund's financial statements as of and for the fiscal year ended August 31, 2017 and the issuance of our aforementioned report, dated October 18, 2017. We have read the Fund's statements included under Item 77K of its Form N-SAR dated October 23, 2017, and we agree with such statements, except that we are not in a position to agree or disagree with the Fund's statement that the change was approved by the Board of Trustees and we are not in a position to agree or disagree with the Fund's statement that PricewaterhouseCoopers LLP were not consulted regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Fund's financial statements.
Very truly yours,
(signed) KPMG LLP


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